Exhibit 99.1


         Dillard's, Inc. Reports Fourth Quarter and Fiscal Year Results


    LITTLE ROCK, Ark.--(BUSINESS WIRE)--March 3, 2006--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") today announced operating results for the 13 and 52 weeks ended January 28, 2006. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information".

    Highlights

    Dillard's remains committed to providing a differentiated shopping experience to position its merchandise mix toward a more upscale and contemporary tone to continue to attract customers who are seeking exciting statements in fashion.

    -- Same store sales increased 2% for the 13 weeks ended January 28, 2006 compared to the 13 weeks ended January 29, 2005.

    -- Continued disciplined expense management resulted in a $15.4 million (100 basis points of sales) reduction in advertising, selling, administrative and general expenses for the 13 weeks ended January 28, 2006.

    13 Weeks

    Net income for the 13 weeks ended January 28, 2006 was $98.5 million ($1.24 per diluted share) compared to net income of $108.6 million ($1.30 per diluted share) for the 13 weeks ended January 29, 2005. Included in net income for the 13 weeks ended January 28, 2006 are pretax impairment charges of $55.3 million ($35.6 million after-tax or $0.45 per diluted share). Also included in net income for the 13 weeks ended January 28, 2006 is a $28.2 million hurricane recovery gain ($18.0 million after-tax or $0.23 per diluted share) and a net $35.1 million ($0.44 per diluted share) tax benefit recorded due to the sale of a subsidiary by the Company.
    Included in net income for the 13 weeks ended January 29, 2005 is a pretax gain of $83.9 million ($53.7 million after-tax or $0.64 per diluted share) related to the Company's sale of the assets of its credit card subsidiary to GE Consumer Finance. Also included in net income for the 13 weeks ended January 29, 2005 is a pretax impairment charge of $14.7 million ($8.6 million after-tax or $0.10 per diluted share).

    52 Weeks

    Net income for the 52 weeks ended January 28, 2006 was $121.5 million ($1.49 per diluted share) compared to net income of $117.6 million ($1.41 per diluted share) for the 52 weeks ended January 29, 2005. Included in net income for the 52 weeks ended January 28, 2006 are pretax impairment charges of $61.7 million ($39.6 million after-tax or $0.49 per diluted share). Also included in net income for the 52 weeks ended January 28, 2006 is a $29.7 million hurricane recovery gain ($18.9 million after-tax or $0.23 per diluted share) and a net $35.1 million ($0.43 per diluted share) tax benefit recorded due to the sale of a subsidiary by the Company.
    Included in net income for the 52 weeks ended January 29, 2005 is a pretax gain of $83.9 million ($53.7 million after-tax or $0.64 per diluted share) related to the Company's sale of the assets of its credit card subsidiary to GE Consumer Finance and pretax impairment charges of $19.4 million ($11.6 million after-tax or $0.14 per diluted share).

    Revenues

    Net sales for the 13 weeks ended January 28, 2006 were $2.338 billion compared to sales for the 13 weeks ended January 29, 2005 of $2.304 billion. Net sales increased 1% in total stores for the 13-week period. Net sales in comparable stores increased 2% for the 13-week period.
    Net sales for the 52 weeks ended January 28, 2006 were $7.560 billion compared to sales for the 52 weeks ended January 29, 2005 of $7.529 billion. Net sales were unchanged on a percentage basis for the 52-week period on both a total and comparable store basis.
    During the 13 weeks ended January 28, 2006, net sales were strongest in the Eastern and Western regions, where performance exceeded the Company's total trend for the period. Net sales were below trend in the Central region.
    Net sales of shoes significantly exceeded the Company's average sales trend for the 13 weeks ended January 28, 2006 while performance in children's apparel and furniture was significantly below trend.
    On November 1, 2004, Dillard's completed the sale of substantially all of the assets of its private label credit card business. Included in total revenues for the 13 weeks ended January 29, 2005 is a pretax gain of $83.9 million related to the transaction. Accordingly, total revenues for the 13 weeks ended January 28, 2006 and January 29, 2005 does not include service charge income from the Company's operation of the credit card business, but does include income received under the terms of the long-term marketing and servicing alliance with GE Consumer Finance.
    Total revenues for the 52 weeks ended January 29, 2005 includes 39 weeks of service charge income from the Company's operation of the credit card business, 13 weeks of income received under the terms of the long-term marketing and servicing alliance with GE Consumer Finance and the pretax gain on the sale of the credit card business.

    Gross Margin/Merchandise Initiatives

    Gross margin improved 60 basis points as a percentage of sales for the 13 weeks ended January 28, 2006 compared to the 13 weeks ended January 29, 2005. The improvement is due to a $28.2 million hurricane recovery gain related to insurance settlements received covering inventory losses incurred in the 2005 hurricane season. Excluding the effect of the insurance gain, gross margin declined 60 basis points of sales during the fourth quarter as a result of lower levels of markups slightly offset by lower levels of markdowns compared to the 13 weeks ended January 29, 2005.
    While Dillard's management is somewhat pleased with the sales improvement accomplished during the fall season of fiscal 2005, it strongly believes that opportunities exist for improvement in both sales and gross margin performance in the continued focused execution of its merchandise initiatives:

    -- Dillard's will continue to make notable changes to its merchandise mix, positioning its stores toward a more upscale and contemporary tone to attract new customers who are seeking exciting statements in fashion.

    -- The Company's expanded selections of more upscale and contemporary choices will include, but will not be limited to, Dillard's improved lines of exclusive brand merchandise such as Antonio Melani, Gianni Bini, J Vincent and Daniel Cremieux.

    -- Dillard's will seek to develop and maintain relationships with both new and established up-market national vendor sources that are successfully connecting with the targeted new customer.

    -- Dillard's will work to maintain valued relationships with its existing loyal customer base by providing updated fashion choices, dependable quality, reliable service and measurable value.

    -- The Company will continue to use existing technology and research to edit its assortments by store to meet the specific preference, taste and size requirements of each local operating area.

    Penetration of exclusive brand merchandise as a percentage of sales for the 52 weeks ended January 28, 2006 and January 29, 2005 was 24.0% and 23.1%, respectively.
    Total inventory at January 28, 2006 compared to January 29, 2005 increased 4%, while inventory in comparable stores increased 3%.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("S G & A") expenses declined $15.4 million (100 basis points of sales) for the 13 weeks ended January 28, 2006. S G & A expenses were $552.5 million and $567.9 million for the 13 weeks ended January 28, 2006 and January 29, 2005, respectively. Savings in payroll, advertising and insurance expense were partially offset by increases in utilities, supplies and services purchased.

    Debt/Interest Expense

    Interest and debt expense declined $2.0 million during the 13 weeks ended January 28, 2006 compared to the 13 weeks ended January 29, 2005 as a result of lower debt levels. Interest and debt expense was $26.4 million and $28.4 million for the 13 weeks ended January 28, 2006 and January 29, 2005, respectively.
    At January 28, 2006, letters of credit totaling $67.2 million were outstanding under the Company's $1.2 billion revolving credit facility.

    Asset Impairment and Store Closing Charges

    Asset impairment and store closing charges were $55.3 million for the 13 weeks ended January 28, 2006. Included in asset impairment and store closing charges is a pre-tax loss on the disposition of all of the outstanding capital stock of an indirect wholly-owned subsidiary in the amount of $40.1 million.
    The remaining $15.2 million of asset impairment and store closing charges for the 13 weeks ended January 28, 2006 consists of charges related to 11 stores.

    Hurricane Update

    Four stores in the Gulf Coast area which were damaged by Hurricane Katrina and Hurricane Rita remained closed at January 28, 2006. These stores will remain closed during the first half of fiscal year 2006.



         Center               City                        Square Feet
----------------------------------------------------------------------
Edgewater Mall           Biloxi, MS                           215,000

Oakwood Shopping Center  New Orleans, LA                      178,000

Plaza Lake Forest        New Orleans, LA                      148,000

Central Mall             Port Arthur, TX                       96,000

    Store Openings/Closings

    Consistent with its plan to close under-performing locations where appropriate, the Company closed its Mission Mall store in Kansas City, KS, its Hickory Ridge Mall location in Memphis, Tennessee and its Richardson Mall store in Richardson, Texas during the fourth quarter of 2005.


Dillard's plans to open these new locations in fiscal year 2006:

         Center                 City         Square Feet     Month
----------------------------------------------------------------------
Southaven Towne Center      Southaven, MS          155,000       March

The Summit Sierra           Reno, NV               200,000       March

The Mall at Turtle Creek(1) Jonesboro, AR          155,000       March

Town Center at Aurora(1)    Aurora, CO             180,000      August

Red Cliffs Mall(1)          St. George, UT          90,000   September

Pinnacle Hills Promenade    Rogers, AR             155,000     October

Coconut Point               Bonita Springs, FL     180,000     October

Southwest Plaza(1)          Littleton, CO          180,000    November

(1) Replacement store

    At January 28, 2006, the Company operated 326 Dillard's locations spanning 29 states, net of four locations closed at the time due to hurricanes.
    On January 29, 2006, Dillard's opened its new store at the Mall of Louisiana in Baton Rouge, Louisiana. The 160,000 square foot store was purchased during the fourth quarter of 2005 and provides the Company a new dual-anchor format at that center.


Dillard's has announced the closure of the following locations in the spring of 2006:

       Center                     City                 Square Feet
---------------------------------------------------------------------
Southglenn Mall      Centennial (Denver), CO                  165,000

Heritage Park Mall   Midwest City (OK City),  OK              100,000

Town Square Mall     Pasadena (Houston), TX                   110,000


                             Dillard's, Inc. and Subsidiaries
                   Condensed Consolidated Statements of Operations
                            (In Millions, Except Per Share Data)


                                             13-Week Period Ended
                                    ----------------------------------

                                    January 28, 2006  January 29, 2005
                                    ----------------------------------

                                               % of              % of
                                      Amount   Net     Amount    Net
                                               Sales             Sales
                                    ---------------- -----------------

Net sales                           $2,338.2      -  $2,303.9      -
Total revenues                       2,379.6  101.8 % 2,419.2  105.0 %
Cost of sales                        1,552.6   66.4   1,543.5   67.0
Advertising, selling, administrative
 and general expenses                  552.5   23.6     567.9   24.6
Depreciation and amortization           75.7    3.2      78.9    3.4
Rentals                                 17.1    0.7      15.4    0.7
Interest and debt expense               26.4    1.2      28.4    1.3
Asset impairment and store closing
 charges                                55.3    2.4      14.7    0.6
                                     --------         --------
  Total costs and expenses           2,279.6          2,248.8
                                     --------         --------
Income before income taxes             100.0    4.3     170.4    7.4
Income taxes                             1.5             61.8
                                     -------- ------  -------- ------
Net Income                          $   98.5    4.2 %$  108.6    4.7 %
                                     ======== ======  ======== ======

Basic earnings per share            $   1.24         $   1.31
                                     ========         ========
Diluted earnings per share          $   1.24         $   1.30
                                     ========         ========
Basic weighted average shares           79.1             82.7
                                     ========         ========
Diluted weighted average shares         79.2             83.4


                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)


                                          52-week Period Ended
                              ---------------------------------------



                               January 28, 2006      January 29, 2005
                              ---------------------------------------

                                          % of                  % of
                                Amount    Net        Amount     Net
                                          Sales                 Sales
                              ---------- ------   ------------ ------

Net sales                     $ 7,560.2      -    $ 7,528.6      -
Total revenues                  7,708.0  102.0  %   7,816.3  103.8  %
Cost of sales                   5,014.0   66.3      5,017.8   66.6
Advertising, selling,
 administrative and general
 expenses                       2,041.5   27.0      2,098.8   27.9
Depreciation and amortization     301.9    4.0        301.9    4.0
Rentals                            47.5    0.7         54.8    0.7
Interest and debt expense         105.6    1.4        139.1    1.8
Asset impairment and store
 closing charges                   61.7    0.8         19.4    0.3
                                --------            --------
  Total costs and expenses      7,572.2             7,631.8
                                --------            --------
Income before income taxes        135.8    1.8        184.5    2.5
Income taxes                       14.3                66.9
                                -------- ------     -------- ------
Net Income                    $   121.5    1.6  % $   117.6    1.6  %
                                ======== ======     ======== ======

Basic earnings per share      $    1.49           $    1.41
                                ========            ========
Diluted earnings per share    $    1.49           $    1.41
                                ========            ========
Basic weighted average shares      81.5                83.2
                                ========            ========
Diluted weighted average
 shares                            81.7                83.7
                                ========            ========



                  Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                                  Jan. 28,   Jan. 29,
                                                    2006       2005
                                                  --------   --------
Assets
Current Assets:
  Cash and cash equivalents                     $   299.8  $   498.2
  Trade accounts receivable                          12.5        9.7
  Merchandise inventories                         1,802.7    1,733.0
  Other current assets                               35.5       52.6
                                                  --------   --------
    Total current assets                          2,150.5    2,293.5

Property and equipment, net                       3,158.9    3,180.8
Goodwill                                             34.5       35.5
Other assets                                        173.0      181.8
                                                  --------   --------

    Total Assets                                $ 5,516.9  $ 5,691.6
                                                  ========   ========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses      $858.1  $   820.2
  Current portion of long-term debt and capital
   leases                                           204.4       96.6
  Federal and state income taxes including
   current deferred taxes                            84.9      128.4
                                                  --------   --------
    Total current liabilities                     1,147.4     1045.2

Long-term debt and capital leases                 1,090.8    1,343.0
Other liabilities                                   259.1      269.1
Deferred income taxes                               479.1      509.6
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                 200.0      200.0
Stockholders' equity                              2,340.5    2,324.7
                                                  --------   --------

  Total Liabilities and Stockholders' Equity     $ 5,516.9  $ 5,691.6
                                                  ========   ========


                          Other Information
                            (In Millions)

                                                   Jan. 28,   Jan. 29,
                                                     2006       2005
                                                    ------   --------

Square footage                                       56.4       56.3
                                                    ======   ========
Capital expenditures (net of asset trade-in):
  13 weeks ended                                  $  83.7  $   114.8
  52 weeks ended                                    367.1      303.5



    Estimates for 2006

    The Company is updating the following estimates for certain income statement items for the fiscal year ending February 3, 2007 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information".


                                            In Millions
                                           -------------
                                    2006                   2005
                                  Estimated               Actual
                                 -----------            ---------
 Depreciation and amortization    $  300                 $  302
 Rental expense                       57                     48
 Interest and debt expense            99                    106
 Capital expenditures                340                    367



    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's execution of merchandise initiatives, upcoming store openings and closures and estimates for 2006 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; events causing disruption or delays in the store construction schedule, world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.



    CONTACT: Dillard's, Inc.
             Julie J. Bull, 501-376-5965